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OPTION TO PURCHASE AND ROYALTY AGREEMENT

STAGHORN PROPERTY

THIS AGREEMENT made as of the 20th day of December 2002.

BETWEEN:

CANDENTE RESOURCE CORP., a company duly incorporated under the laws of the Province of British Columbia, having an office at 200 – 905 West Pender Street, Vancouver, British Columbia  V6C 1L6

(hereinafter called "Candente")

OF THE FIRST PART

AND:

GILBERT LUSHMAN and EDWIN NORTHCOTT, carrying on business as the LUSHCOTT GROUP

Gilbert Lushman

and

Edwin Northcott

90 Elizabeth Street

General Delivery

Corner Brook, Newfoundland

Gallants, Newfoundland

Canada   A2H 6A1

Canada   A0L 1G0

(hereinafter called the "The Lushcott Group")

OF THE SECOND PART

WHEREAS:

A.

The Lushcott Group is the beneficial owner of 100% of the right, title and interest in and to 186 mining claims situated in Newfoundland, which claims are more particularly described in Schedule "A" attached hereto and forming part hereof (hereinafter together with any form of successor or substitute mineral tenure called the "Claims");

B.

Gilbert Lushman and Edwin Northcott are the recorded owners of the Claims, and hold title to the Claims on behalf of the Lushcott Group; and

C.

The parties now wish to enter into an agreement granting to Candente the exclusive right and option to acquire an undivided 100% of the right, title and interest of the Lushcott Group in and to the Claims on the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:

1.

INTERPRETATION

1.1

In this Agreement:

(a)

"Approval Date" means the fifth (5th) business day following issue of acceptance by the Exchange of this Agreement;

(b)

"Claims" means those Claims listed in Schedule "A" of this Agreement;

(c)

"dollars" means legal currency of Canada;

(d)

"Effective Date" means the date that all parties have signed this Agreement;

(e)

"Exchange" means the TSX Venture Exchange;

(f)

"Expenditures" shall include all expenditures and costs made or incurred by Candente or its affiliates or assigns relating directly or indirectly to the Claims, including without limitation all expenditures and costs made or incurred: in doing geophysical, geochemical, land, airborne, environmental and/or geological examinations, assessments, assays, audits and/or surveys; in linecutting, mapping, trenching and staking; in searching for, digging, trucking, sampling, working, developing, mining and/or extracting ores, minerals and metals; in doing diamond and other drilling; in obtaining, providing, erecting, mining and milling including, without limitation, installing and operating mining plant, milling or other treatment plant, ancillary facilities, buildings, machinery, tools, appliances and/or equipment; in construction of access roads and other facilities on or for the benefit of the Claims or any part thereof, in transporting personnel, supplies, mining, milling or other treatment plant, buildings, machinery, tools, appliances or equipment in, to or from the Claims or any part thereof, in paying reasonable wages and salaries (including "fringe benefits") of personnel directly engaged in performing work on or with respect to the Claims; in payment of assessments or contributions under applicable employment legislation relating to workers' compensation, unemployment insurance and other applicable legislation or ordinances relating to such personnel; in supplying food, lodging and other reasonable needs for such personnel; in obtaining and maintaining any insurance; in the management of and accounting for work and providing supervisory, legal, accounting, consulting and other contract or professional services or facilities relating to work performed or to be performed hereunder, in paying any taxes, fees, charges, payments or rentals (including payments made in lieu of assessment work) or otherwise incurred to transfer the Claims or any part thereof or interest therein pursuant to this Agreement and to keep the Claims or any part thereof in good standing; in acquiring access and surface rights to the Claims; in carrying out any negotiations and preparing, settling and executing any agreements or other documents relating to environmental or indigenous peoples' claims, requirements or matters; in carrying out any requirements or prerequisites in order to obtain and obtaining all necessary or appropriate approvals, permits, consents or permissions relating to the carrying out of work, including, without limitation, environmental permits, approvals or consents; in carrying out reclamation or remediation; in improving, protecting, or perfecting title in the Claims or any part thereof, in carrying out mineral, soil, water, air or other testing; in preparing engineering, geological, financing, marketing or environmental studies and/or reports and test work related thereto; and in preparing one or more feasibility studies including any work or reports preliminary or supplementary thereto.

Any government grants, incentive payments, contributions, Government of Newfoundland Junior Company Exploration Assistance Program payments or other form of payment or assistance received by or on behalf of Candente as a result of Expenditures incurred on the Claims will not be a deduction from Expenditures.

Where Expenditures are charged to Candente by an affiliate of Candente for services rendered by such affiliate, such Expenditures shall not exceed the fair market value of the services rendered.

Candente shall be entitled to include in Expenditures a charge for management supervision and administrative services of Candente equal to:

(i)

ten percent (10%) of all expenditures and costs made or incurred by Candente under each contract with a third party involving an expenditure in excess of $100,000; and

(ii)

fifteen percent (15%) of all other expenditures and costs made or incurred by Candente on the Claims or pursuant to this Agreement.

The certificate of an officer of Candente or its affiliate setting forth the Expenditures incurred by Candente in reasonable detail shall be primafacie evidence of the same.

(g)

"Mineral Products" means the products derived from operating the Claims as a mine;

(h)

"NSR Royalty" means a net smelter returns royalty to be paid by Candente pursuant to Subsection 10.1, all as further set out in Schedule "B";

(i)

"Net Smelter Returns" has the meaning set out in Schedule "B";

(j)

"Option" means the option granted by the Lushcott Group to Candente pursuant to Subsection 3.1;

(k)

"Shares" means up to 120,000 (One Hundred Twenty Thousand) common shares without par value in the capital stock of Candente, as presently constituted, to be allotted and issued to the Lushcott Group pursuant to Subsection 3.1.

2.

REPRESENTATIONS AND WARRANTIES

2.1

Candente represents and warrants to the Lushcott Group that:

(a)

it is a body corporate duty incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

(b)

it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party; and

(d)

the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

2.2

The Lushcott Group jointly and severally represents and warrants to Candente that:

(a)

it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(b)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party;

(c)

the Claims have been duly and validly staked and recorded, are accurately described in Schedule "A", are presently in good standing under the laws of the jurisdiction in which they are located and, except as set forth herein, are free and clear of all liens, charges and encumbrances;

(d)

the Lushcott Group is the sole beneficial owner of a 100% interest in and to the Claims and has the exclusive right to enter into this Agreement and all necessary authority to dispose of an undivided 100% interest in and to the Claims in accordance with the terms of this Agreement;

(e)

Gilbert Lushman and Edwin Northcott are the registered owners of the Claims and hold the Claims on behalf of the Lushcott Group;

(f)

no person, firm or corporation has any proprietary or possessory interest in the Claims other than the Lushcott Group and no person is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any other such products removed from the Claims;

(g)

there are no actions, suits, investigations or proceedings before any court, arbitrator, administrative agency or other tribunal or governmental authority, whether current, pending or threatened, which directly or indirectly relate to or affect the Claims or the interests of the Lushcott Group therein nor are any of the members of the Lushcott Group aware of any acts which would lead them to suspect that the same might be initiated or threatened;

(h)

there are no outstanding agreements or options to purchase or otherwise acquire the Claims or any portion thereof or any interest therein; and

(i)

to the best of the knowledge, information and belief of the members of the Lushcott Group, there are no obligations or commitments for reclamation, closure or other environmental corrective, clean-up or remediation action directly or indirectly relating to the Claims.

2.3

The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and will survive the acquisition of any interest in the Claims by Candente and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained in this Agreement.

3.

OPTION

3.1

The Lushcott Group hereby gives and grants to Candente the sole and exclusive right and option to acquire an undivided 100% of the right, title and interest of the Lushcott Group in and to the Claims, subject only to the Lushcott Group receiving the NSR Royalty, in accordance with the terms of this Agreement for and in consideration of the following:

(a)

subject to Subsection 4.5, cash payments by Candente to the Lushcott Group totaling $105,520 and payable as follows:

(i)

on the Effective Date

-

$   5,000

(ii)

on or before December 25, 2002

-

10,400

(iii)

on or before July 30, 2003

-

5,520

(iv)

on or before December 30, 2003

-

25,000

(v)

on or before December 30, 2004

-

27,000

(vi)

on or before December 30, 2005

    28,000

Total

$100,920

(b)

subject to Subsection 4.5, the issuance to the Lushcott Group and the delivery of certificates for a total of 120,000 Shares as follows:

(i)

on the Approval Date

-

20,000

(ii)

on or before December 30, 2003

-

30,000

(iii)

on or before December 30, 2004

-

30,000

(iv)

on or before December 30, 2005

-

    40,000

Total

120,000

Provided that if Candente incurs an aggregate of $500,000 of Expenditures on the Claims prior to November 30, 2005, any Shares not yet issued will become issuable to the Lushcott Group on or before December 30 of the year in which Candente has incurred an aggregate of $500,000 of Expenditures on the Claims.

(c)

subject to Subsection 4.5, aggregate Expenditures of not less than $500,000 to be incurred by Candente, or its successors or assigns, on the Claims on or before November 30, 2006, and subject to Subsection 4.1, as follows:

(i)

on or before November 30, 2003

$      40,000

(ii)

on or before November 30, 2004

$    120,000

in the aggregate

(ii)

on or before November 30, 2005

-

$    270,000

in the aggregate

(iii)

on or before November 30, 2006

-

$    500,000

in the aggregate

3.2

The Shares to be issued to the Lushcott Group will be subject to the applicable hold periods imposed under the laws of the Province of British Columbia and the policies of the Exchange at the time of issuance.

3.3

If at any time during the currency of this Agreement there shall be an alteration in the capital stock of Candente, other than an increase in the authorized or issued capital, then the number of Shares to be issued to the Lushcott Group pursuant to paragraph 3.1(b) shall be adjusted to reflect any such alteration in the capital stock of Candente.

1.

LOAN

Candente agrees to loan to the Lushcott Group $4,600.00 to be used towards the acquisition of 92 claims (License 9263M).  The same amount of $4,600.00 will be reimbursed to Candente by the Lushcott Group once rebated from the Government of Newfoundland and Labrador as per assessment work carried out.

5.

EXPENDITURES

5.1

The Lushcott Group understands and confirms that the amounts required to be spent within the periods referred to in paragraph 3.1(c) are cumulative, aggregate amounts and that, accordingly, all Expenditures incurred in a particular period, including any excess in the amount of Expenditures required to be incurred to maintain the Option during such period, shall be carried over and included in the aggregate amount of Expenditures for the subsequent period.

5.2

Within 60 days following November 30 each year, Candente shall deliver to the Lushcott Group a statement showing in reasonable detail the Expenditures incurred by Candente during the period just expired and the aggregate Expenditures incurred to the end of such period and the Lushcott Group shall have 45 days from the time of receipt of such statement to question the accuracy thereof in writing, failing which such statement shall be deemed to be correct and unimpeachable thereafter.

5.3

If a statement delivered pursuant to Subsection 5.2 is questioned by the Lushcott Group:

(a)

the Lushcott Group shall have two (2) months from the time of delivery of the statement to have such audited,

(b)

the audited results shall be final and determinative of the amount of Expenditures incurred for the audited period; provided that, if such audit discloses a deficiency in the amount of Expenditures required to be incurred to maintain its option in good standing, Candente may pay to the Lushcott Group the amount of such deficiency within 15 days following receipt of notice of such audited results, whereupon such amount shall be deemed to have been Expenditures incurred during the audited period, and

(c)

the costs of the audit shall be borne by the Lushcott Group if Candente's statement was accurate within 1% and shall be borne by Candente if such statement was not accurate within 1%.

5 ..4

Notwithstanding paragraph 3.1(c), if Candente has not incurred the requisite Expenditures to maintain its option in good standing prior to November 30 of any given year, Candente may pay to the Lushcott Group, within 60 days following the expiry of such period, the amount of the deficiency and such amount shall thereupon be deemed to have been Expenditures incurred by Candente during such period.

5.5

Notwithstanding Subsection 3.1, or any other provision of this Agreement, if Candente has incurred Expenditures of $270,000 on or before November 30, 2005, Candente will have the right to pay the Lushcott Group the amount of $25,000 whereupon all remaining dates in Subsection 3.1 by which Candente is required to make payments, issue Shares or incur Expenditures, commencing with the December 30, 2005 date to issue 40,000 shares and pay $28,000, will be extended by one year. The $25,000 payment will be treated as an advance against the NSR Royalty payable by Candente pursuant to Subsection 11.1.

6.

RIGHT OF ENTRY

6.1

During the currency of this Agreement, Candente, its employees, agents and independent contractors, will have the sole and exclusive right and option to:

(a)

enter upon the Claims;

(b)

have exclusive and quiet possession thereof,

(c)

do such prospecting, exploration, development or other mining work thereon and thereunder as Candente in its sole discretion may consider advisable;

(d)

bring and erect upon the Claims such facilities as Candente may consider advisable.

7.

TERMINATION

7.1

Subject to Subsection 22.1, this Agreement and the Option will terminate:

(a)

30 days after the Approval Date, unless on or before that date, Candente has allotted, issued and delivered to the Lushcott Group Certificates representing 20,000 Shares registered in the name of the Lushcott Group and Candente has paid to the Lushcott Group the sum of $5,000;

(b)

on December 25, 2002, unless on or before that date Candente has paid to the Lushcott Group the further sum of $15,000

(c)

on July 30, 2003, unless on or before that date Candente has paid the further sum of $5,520;

(d)

on November 30, 2003, unless Candente has incurred Expenditures of $40,000 on the Claims;

(e)

on December 30, 2003 unless Candente has paid to the Lushcott Group the further sum of $25,000 and has allotted, issued, and delivered to the Lushcott Group Certificates representing a further 30,000 Shares registered in the name of the Lushcott Group;

(f)

on November 30, 2004, unless Candente has incurred Aggregate Expenditures of $120,000 on the Claims;

(g)

on December 30, 2004, unless Candente has paid the Lushcott Group the further sum of $27,000 and allotted, issued and delivered to the Lushcott Group Certificates representing a further 30,000 shares registered in the name of the Lushcott Group;

(h)

on November 30, 2005, unless Candente has incurred aggregate Expenditures of $270,000 on the Claims;

(i)

on December 30, 2005, unless Candente has paid the Lushcott Group the further sum of $28,000 and allotted, issued and delivered to the Lushcott Group Certificates representing a further 40,000 shares registered in the name of the Lushcott Group; and

(j)

on November 30, 2006, unless Candente has incurred Aggregate Expenditures of $500,000 on the Claims.

7.2

Notwithstanding any other provision of this Agreement, Candente shall have the right at any time after payment and issuance of the amounts set out in sub-paragraphs 3.1(a)(i) and 3.1(b)(i) and prior to its exercise of the Option to give notice to the Lushcott Group terminating the Option and this Agreement. If Candente gives such notice of termination, then the Option and this Agreement shall terminate and Candente shall, subject to the provisions of Section 12, have no further rights or interest in the Claims and no further obligations or liabilities to the Lushcott Group (including in respect of any cash payments as contemplated in paragraph 3.1(a), any Expenditures as contemplated in paragraph 3.1(c) and the issuance of any Shares as contemplated in paragraph 3.1(b) which have not been made or issued).

8.

COVENANTS OF THE LUSHCOTT GROUP

8.1

During the currency of this Agreement and the Option, the Lushcott Group will:

(a)

not do any act or thing which would or might in any way adversely affect the rights of Candente hereunder to earn an undivided 100% interest in the Claims;

(b)

make available to Candente and its representatives all records and files in the possession of the Lushcott Group relating to the Claims, and permit Candente and its representatives at its own expense to take abstracts therefrom and make copies thereof; and

(c)

promptly provide Candente with any and all notices and correspondence from government agencies in respect of the Claims.

9.

COVENANTS OF CANDENTE

a.1

During the currency of this Agreement and the Option, Candente will:

(a)

keep the Claims free and clear of all liens, charges and encumbrances arising from its operations hereunder and in good standing by the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard;

(a)

permit the Lushcott Group, or its representatives duly authorized by it in writing, at its own risk and expense, access to the Claims at all reasonable times and to all records prepared by Candente in connection with work done on or with respect to the Claims;

(b)

offer employment to Gilbert Lushman and Edwin Northcott on the claims solely as their qualifications allow and management deems suitable;

(c)

conduct all work on or with respect to the Claims in a careful and minerlike manner and in compliance with all applicable Federal, Provincial and local laws, rules, orders and regulations, and indemnify and save the Lushcott Group harmless from any and all claims, suits, actions made or brought against it as a result of work done by Candente on or with respect to the Claims;

(d)

obtain and maintain, or cause any contractor engaged hereunder to obtain and maintain, during any period in which active work is carried out hereunder, adequate insurance; and

(e)

make all filings and disclosures as required and within the time periods specified under all applicable securities legislation with respect to the allotment and issuance of the Shares pursuant to Subsection 3.1 of this Agreement.

10.

EXERCISE OF OPTION

10.1

Once Candente has made the payments totaling $105,520 as set out in paragraph 3.1(a), issued certificates for 120,000 Shares as set out in paragraph 3.1(b) and incurred or deemed to have incurred Expenditures totaling $500,000 as set out in paragraph 3.1(c), Candente will be deemed to have exercised the Option and to have earned an undivided 100% interest in and to the Claims and in all rights of the Lushcott Group with respect thereto, subject only to payment of the NSR Royalty

11.

NSR ROYALTY

11.1

Candente will pay to the Lushcott Group an annual royalty equal to two and one-half percent (2.5%) of Net Smelter Returns, subject to Sections 11.4 and 11.6.

11.2

After the exercise of the Option, payment of the NSR Royalty will be made quarterly within 30 days after the end of each yearly quarter based upon a year commencing on the 1st day of May and expiring on the 30th day of April in any year in which production occurs. Within 60 days after the end of each year for which the NSR Royalty is payable, the records relating to the calculation of Net Smelter Returns for such year will be audited by Candente and any adjustments in the payment of the NSR Royalty will be made forthwith after completion of the audit. All payments of the NSR Royalty for a year will be deemed final and in full satisfaction of all obligations of Candente in respect thereof if such payments or calculations thereof are not disputed by the Lushcott Group within 60 days after receipt by the Lushcott Group of the said audit statement. Candente will maintain accurate records relevant to the determination of Net Smelter Returns and the Lushcott Group, or its authorized agent, shall be permitted the right to examine such records at all reasonable times.

11.3

The determination of Net Smelter Returns royalty hereunder is based on the premise that production will be developed solely on the Claims except that Candente will have the right to commingle ore mined from the Claims with ore mined and produced from other properties provided Candente will adopt and employ reasonable practices and procedures for weighing, sampling and assaying, in order to determine the amounts of products derived from, or attributable to ore mined and produced from the Claims. Candente will maintain accurate records of the results of such sampling, weighing and analysis with respect to any ore mined and produced from the Claims. The Lushcott Group or its authorized agent will be permitted the right to examine at all reasonable times such records pertaining to commingling of ore or to the calculation of Net Smelter Returns.

a.1

Candente shall have the right at any time to purchase one of the two and one-half royalty percentage points, and thus reduce the NSR Royalty from 2.5% to 1.5%, by paying to the Lushcott Group the sum of $1,000,000.

11.5

If Candente sells, assigns, options or otherwise disposes of any interest in the Claims or in this Agreement to another party and receives consideration for such disposition, 10% of any cash payment or shares of any company (the "Consideration") received by Candente for such disposition shall be for the account of the Lushcott Group. Candente shall deliver the Lushcott Group's 10% share of the Consideration to the Lushcott Group within 15 days of Candente receiving the Consideration. The cash equivalent value of the Consideration paid by Candente to the Lushcott Group pursuant to this Subsection 11.5 shall be applied to and deemed to be part of the $1,000,000 payment referred to in Subsection 11.4.

11.6

If Candente exercises the option in Subsection 11.4 to purchase one royalty percentage point, the Lushcott Group shall then have the right, exercisable only upon completion of a bankable feasibility study by Candente, to require Candente to purchase a further one of the then remaining one and one-half royalty percentage points, and thus reduce the NSR Royalty from 1.5% to 0.5%. In order to exercise such right, the Lushcott Group must give written notice to Candente of its intention within 60 days of receiving a copy of the bankable feasibility study. The price to be paid by Candente to purchase the additional one royalty percentage point shall be a fixed dollar amount per ounce of gold multiplied by the number of ounces of gold calculated in the mineable reserve set out in the bankable feasibility study. For the purposes of the above calculation, the fixed dollar amount per ounce of gold shall be determined as follows, based upon the trading price of gold on the London Metals Exchange on the date of the bankable feasibility study:

Trading Price of Gold

Fixed Dollar Amount Per Ounce

Up to       US$349

US$1.00

US$350 - US$449

US$1.25

US$450 - US$524

US$1.50

US$525 - US$599

US$1.75

US$600 or above

US$2.00

12.

OBLIGATIONS OF CANDENTE AFTER TERMINATION

12.1

In the event of the termination of the Option, Candente will:

(a)

leave the Claims in good standing for a minimum of six (6) months under all applicable legislation, free and clear of all liens, charges and encumbrances arising from this Agreement or their operations hereunder and in a safe and orderly condition;

(b)

deliver to the Lushcott Group within 60 days of its written request a comprehensive report on all work carried out by Candente on the Claims (limited to factual matter only) together with copies of all maps, drill logs, assay results and other technical data compiled by Candente with respect to the Claims; and

(c)

have the right, and obligation on demand made by the Lushcott Group, to remove from the Claims within six (6) months of the effective date of termination all facilities erected, installed or brought upon the Claims by or at the instance of Candente provided that at the option of the Lushcott Group, any or all of facilities not so removed will become the property of the Lushcott Group; and

(d)

deliver to the Lushcott Group a duly executed transfer in registrable form of an undivided 100% right, title and interest in and to the Claims in favour of the Lushcott Group, or its nominee.

13.

TRANSFER OF TITLE

13.1

Upon the request of Candente, the Lushcott Group will deliver to Candente a duly executed transfer in registrable form of an undivided 100% right, title and interest in and to the Claims in favour of Candente which Candente will be entitled to register against title to the Claims provided that transfer of legal title to the Claims as set forth in this Subsection 13.1 is for administrative convenience only and beneficial ownership of an undivided 100% interest in the Claims will pass to Candente only in accordance with the terms and conditions of this Agreement.

14.

REGISTRATION OF AGREEMENT

a.1

Notwithstanding Section 13.1 of this Agreement, Candente or the Lushcott Group will have the right at any time to register this Agreement or a Memorandum thereof against title to the Claims.

15.

AREA OF MUTUAL INTEREST

15.1

An area of mutual interest located within two (2) kilometres of the existing exterior boundaries of the Claims is hereby established, (which area is hereinafter called the “AMI”). By signing this Agreement, Candente and the Northcott Group  hereby covenant and agree each with the other that any property interest or mineral rights which may be acquired by either of them located wholly or partially within the AMI shall become a part of the Claims and be subject to this Agreement. If either Candente or the Northcott Group acquires an interest as aforesaid, it shall notify the other in writing of the extent of the interest acquired. The notified party shall have thirty (30) days following receipt by it of the foregoing notification to elect in writing to have the property or mineral interest included within the terms of this Agreement. If the notified party does not so elect in writing within the thirty (30) day period, the acquiring party shall be entitled to acquire the mineral or property interest for its own account and such interest will not be part of the Claims and will not be subject to the terms of this Agreement.

16.

DISPOSITION OF CLAIMS

16.1

Candente may at any time sell, transfer or otherwise dispose of all or any portion of its interest in and to the Claims and this Agreement provided that, at any time, Candente has first obtained the consent in writing of the Lushcott Group, such consent not to be unreasonably withheld and further provided that, at any time during the currency of this Agreement, any purchaser, grantee or transferee of any such interest will have first delivered to the Lushcott Group its agreement related to this Agreement and to the Claims, containing:

(a)

a covenant with the Lushcott Group by such transferee to perform all the obligations of Candente to be performed under this Agreement in respect of the interest to be acquired by it from Candente, and

(a)

a provision subjecting any further sale, transfer or other disposition of such interest in the Claims and this Agreement or any portion thereof to the restrictions contained in this Section 15.1.

16.2

The provisions or Section 16.1 of this Agreement will not prevent Candente from entering into an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor company.

17.

ABANDONMENT OF PROPERTY

17.l

Candente shall have the unfettered right at any time to abandon all or any part of its interest in the Claims by delivering a notice in writing of its intention to do so to the Lushcott Group, such notice to list the part or parts of the Claims to be abandoned, and if within 30 days of receipt of such notice the Lushcott Group delivers to Candente a notice (“Reacquisition Notice”) stating its intention to reacquire all or part or parts of the Claims, Candente will deliver to the Lushcott Group duly executed recordable transfers of its interest in such part or parts of the Claims as the Lushcott Group has set forth in the Reacquisition Notice, such part or parts to be in good standing for at least six months beyond the date of delivery of such transfers and to be free and clear of all liens, charges, and encumbrances arising from the operations of Candente or its agents or subcontractors hereunder.

18.

CONFIDENTIAL NATURE OF INFORMATION

18.1

The parties agree that all information obtained from the work carried out hereunder and under the operation of this Agreement will be the exclusive property of the parties and will not be used other than for the activities contemplated hereunder except as required by law or by the rules and regulations of any regulatory authority having jurisdiction, or with the written consent of both parties, such consent not to be unreasonably withheld.  Notwithstanding the foregoing, it is understood and agreed that a party will not be liable to the other party for the fraudulent or negligent disclosure of information by any of its employees, servants or agents, provided that such party has taken reasonable steps to ensure the preservation of the confidential nature of such information.

19.

FURTHER ASSURANCES

19.1

The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

20.

NOTICE

20.1

Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or the same or by mailing the same by prepaid registered or certified mail in each case addressed as follows:

(a)

if to Candente

200 – 905 West Pender Street

Vancouver, B.C.  V6C 1L6

Attention:  Joanne C. Freeze

(b)

if to the Lushcott Group

Gilbert Lushman

and

Edwin Northcott

90 Elizabeth Street

General Delivery

Corner Brook, Newfoundland

Gallants, Newfoundland

Canada   A2H 6A1

Canada   A0L 1G0

20.2

Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the tenth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

20.3

Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.

21.

HEADINGS

21.1

The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

22.

DEFAULT

22.1

If any party (a "Defaulting Party") is in default of any requirement herein set forth, the party affected by such default will give written notice to the defaulting Party specifying the default and the Defaulting Party will not lose any rights under this Agreement, if within 30 days after the giving of notice of default by the affected party the Defaulting Party has cured the default by the appropriate performance and if the Defaulting Party fails within such period to cure any such default, the affected party will be entitled to seek any remedy it may have on account of such default.

23.

PAYMENT

23.1

All references to monies hereunder will be in Canadian funds except where otherwise designated.  All payments to be made to any party hereunder will be mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks in Canada as such party may designate from time to time by written notice.  Said bank or banks will be deemed the agent of the designating party for the purpose of receiving, collecting and receiving such payment.

24.

ENUREMENT

24.1

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

25.

TERMS

25.1

The terms and provisions of this Agreement shall be interpreted in accordance with the laws of British Columbia.

26.

FORCE MAJEURE

26.1

No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an "Intervening Event").

26.2

All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in Subsection 26.1.

26.3

A party relying on the provisions of Subsection 26.1 will take all reasonable steps to eliminate an Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

27.

ENTIRE AGREEMENT

27.1

This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

28.

OPTION ONLY

28.1

This Agreement provides for an option only, and except for the cash payment of $5,000 set out in paragraph 3.1(a)(i) hereof and the issuance of 20,000 Shares set out in paragraph 3.1(b)(i) (both of which are firm commitments), nothing herein contained shall be construed as obligating Candente to do any acts or make any payment hereunder and any act or acts or payment or payments as shall be made hereunder shall not be construed as obligating Candente to do any further act or make any further payment.

29.

CONDITION PRECEDENT

29.1

The obligations of Candente under this Agreement are first subject to the acceptance for filing of this Agreement by the Exchange.

30.

TIME OF ESSENCE

30.1

Time will be of the essence in this Agreement.

31.

ARBITRATION

31.1

Disputes between the parties arising out of or in connection with this Agreement or its interpretation shall be settled in accordance with this section 31 and shall be settled in the first instance available. If amicable settlement cannot be reached within thirty (30) days following written notice by one party to the other party of the existence of any such dispute, the matter will be submitted to binding arbitration in accordance with the provisions of this section 31.

31.2

Following the expiry of the thirty (30) day notice period, any party may refer any matter to arbitration by written notice to the others and, within ten days after receipt of such notice, the parties will agree on the appointment of an arbitrator. No person will be appointed as an arbitrator hereunder unless such person agrees in writing to act.

31.3

If the parties cannot agree on a single arbitrator as provided in section 30.2 either party may submit the matter to arbitration (before a single arbitrator) in accordance with the Commercial Arbitration Act of the Province of British Columbia (the "Act").

31.4

Except as specifically provided in this section 31, an arbitration hereunder shall be conducted in accordance with the Act. The arbitrator shall fix a time and place in St. John’s, Newfoundland and Labrador for the purpose of hearing the evidence and representations of the parties and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this section 31. After hearing any evidence and representations that the parties may submit, the arbitrator shall make an award and reduce the same to writing and deliver one copy thereof to each of the parties. The decision of the arbitrator will be made within 45 days after his appointment, subject to any reasonable delay due to unforeseen circumstances. The expense of the arbitration shall be paid as specified in the award. The parties agree that the award of the single arbitrator shall be final and binding upon each of them and shall not be subject to appeal.

32.

ENFORCEMENT OF AGREEMENT

32.1

The covenants, promises, terms and conditions contained herein will be binding upon the parties jointly and severally and may be enforced by each as against each other inter  se.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CANDENTE RESOURCE CORP.

)

THE CORPORATE SEAL OF

)

CANDENTE RESOURCE CORP.

)

was hereunto affixed in the presence of:

)

)

Per:

)

Authorized Signatory

)

Notary Public

THE LUSHCOTT GROUP

By its Authorized Representatives

GILBERT LUSHMAN

EDWIN NORTHCOTT

#

Schedule "A"

to Option to  Purchase and Royalty Agreement

Staghorn Property

 made as of the 20th day of December 2002

between

Candente Resource Corp. and the Lushcott Group

License Number	Date Recorded	Claim Holder	Number of Claims	Map Sheet
6333M	01/02/1998	Edwin Northcott	9	12A/4
8378M	01/21/2002	Edwin Northcott	11	12A/4
8490M	03/21/2002	Gilbert Lushman	18	12A/4
8516M	04/01/2002	Edwin Northcott	28	12A/4
8550M	04/19/2002	Gilbert Lushman	12	12A/4
9162M	11/01/2002	Gilbert Lushman	16	12A/4
9263M	12/31/2002	Gilbert Lushman	92	12A/4
		TOTAL CLAIMS	186

D:\Candente Data\Agreements\Option to Purchase and Royalty Agreements\Newfounland\Staghorn was Flamingo was Woods Lake\Option Agreement\StaghornMay222003.doc

#

Schedule "B"

to Option to  Purchase and Royalty Agreement

Staghorn Property

made as of the 20th day of December 2002

between

Candente Resource Corp. and the Lushcott Group

PRODUCTION ROYALTIES

Upon commencing production of valuable minerals from the property, Candente shall pay Owner a royalty on production equal to two and one-half percent (2.5%) of net smelter returns.  The term "net smelter returns" shall mean the gross value of ores or concentrates shipped to a smelter or other processor (as reported on the smelter settlement sheet) less the following expenses actually incurred and borne by Candente:

a)

Sales, use, gross receipts, severance, and other taxes, if any, payable with respect to severance, production, removal, sale or disposition of the minerals from the property, but excluding any taxes on net income;

b)

Charges and costs, if any, for transportation from the mine or mill to places where the minerals are smelted, refined, and/or sold; and

c)

Charges, costs (including assaying and sampling costs specifically related to smelting and/or refining), and all penalties, if any, for smelting and/or refining.

In the event smelting or refining are carried out in facilities owned or controlled, in whole or in part, by Candente, charges, costs and penalties for such operations shall mean the amount Candente would have incurred if such operations were carried out at facilities not owned or controlled by Candente then offering comparable services for comparable products on prevailing terms.

D:\Candente Data\Agreements\Option to Purchase and Royalty Agreements\Newfounland\Staghorn was Flamingo was Woods Lake\Option Agreement\StaghornMay222003.doc